EXHIBIT 4.2

McINTOSH BANCSHARES, INC.

2006 STOCK COMPENSATION PLAN

Section 1. Purpose.

(a) This 2006 Stock Compensation Plan document is intended to implement and govern the Stock Compensation Plan (“Plan”) of McIntosh Bancshares, Inc., a Georgia corporation (“Company”), and its Affiliates. The purpose of this Plan is to provide an incentive to employees and directors of the Company and its subsidiaries to achieve long-range goals, to aid in attracting and retaining employees and directors of outstanding ability, and to closely align their interests with those of shareholders.

(b) This Plan is intended to accomplish its purpose through the grant of incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986 as amended, non-qualified stock options, stock appreciation rights (settled in stock), and restricted shares.

(c) The Company’s 1998 Stock Option Plan, which is due to expire in 2008, has exhausted its reserve of shares for future grants. Any existing awards or grants, or further grants made subsequent to the expiration of unexercised prior grants, provided under the 1998 plan shall remain outstanding in accordance with their respective terms.

Section 2. Effective Date Of Plan.

The Plan shall be effective on the date of its approval by the shareholders of the Company.

Section 3. Eligibility.

(a) Any individual who is employed by (including any officer) or who serves as a member of the board of directors of the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

(b) An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

(c) Holders of options and other types of equity-based awards granted by any entity acquired by the Company or with which the Company combines are eligible for grant of awards hereunder.

Section 4. Administration.

(a) The Plan shall be administered by the Compensation Committee (“Committee”). The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission, and each of whom shall be a “Non-Employee Director,” as defined from time to time for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The Board may designate one or more directors who meet the above criteria as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vii) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable in connection with the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, any Affiliates, the shareholders and the Participants.

Section 5. Shares Available For Awards.

(a) Subject to adjustment as provided in this Section 5, a total of One Hundred and Five Thousand (105,000) Shares shall be available for issuance pursuant to Awards under the Plan.

(b) If, after the effective date of the Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan.

(c) In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares.

(e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 6. Options.

(a) The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(c) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(d) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made. Notwithstanding the foregoing, no Option shall be exercisable until at least six months after it is granted.

(e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the following provisions to the extent necessary to satisfy the requirements of Section 422 of the Code:

(i) Incentive Stock Options shall be granted only to Participants who are employees described in Section 422(a)(2) of the Code.

(ii) The Incentive Stock Option exercise price per Share shall be set in the Award Agreement, and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share at the time of the grant.

(iii) The Incentive Stock Option shall expire not later than 10 years after the grant date, or such shorter period as may be specified in the Award Agreement. In addition, the Incentive Stock Option shall lapse and cease to be exercisable no later than three months following the Participant’s termination of Service, unless:

(A) the Participant’s termination of Service is a result of death or Disability, in which event the Incentive Stock Option shall lapse and cease to be exercisable no later than one year after the date of death or Disability; or

(B) the Participant dies following the termination of Service and while the Incentive Stock Option is still exercisable, in which event the Incentive Stock Option shall lapse and cease to be exercisable no later than one year after the date of death.

(iv) The aggregate Fair Market Value, determined as of the Option grant date, of the Shares with respect to which Incentive Stock Options are first exercisable during any calendar year by any Participant shall not exceed One Hundred Thousand Dollars ($100,000). However, to the extent permitted under Section 422 of the Code, if the exercisability of an Incentive Stock Option is accelerated by reason of a Change in Control, or otherwise pursuant to Section 6(f) or Section 11(b), any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the One Hundred Thousand Dollar ($100,000) limitation shall be treated as a Non-Qualified Stock Option.

(v) Incentive Stock Options shall be granted only to an eligible Participant who, at the time of the Option grant date, does not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; provided, however, the foregoing restriction shall not apply if at the time of the Option grant date the exercise price per Share for the Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the grant date and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Option grant date.

(vi) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code and any regulations promulgated thereunder.

(f) The provisions of this Section 6(f) shall apply only to a Participant’s Employee Awards. Except as otherwise provided in the Award Agreement for the Option, and subject to any further limitations imposed by Section 6(e) in the case of any Incentive Stock Option:

(i) in the event that the employment of a Participant is terminated by reason of the Participant’s death, any options granted under the Award Agreement which have not been vested as of the date of death shall immediately expire and shall become unexercisable on such date. All vested and exercisable Options granted under an Award Agreement to the Participant shall be exercisable until the earlier of the Award termination date or the date twelve months after the date of the Participant’s death. Any such vested Options of a deceased Participant may be exercised prior to their termination only by a person or persons to whom such Participant’s Option rights pass by will or by the laws of descent and distribution.

(ii) in the event that the employment of a Participant is terminated by reason of such Participant’s permanent and total disability (as defined under Section 22(E)(3) of the Code), any Options which have not vested as of the date of such Participant’s termination of employment by reasons of permanent or total disability shall immediately expire and shall become unexercisable on such date. All vested and exercisable Options granted under an Award Agreement pursuant to this Plan to such Participant shall be exercisable until the earlier of the Option termination date or the date twelve months after the date of such Participant’s permanent and total disability.

(iii) in the event that the employment of a Participant is terminated for cause (i.e., fraud, dishonesty or willful misconduct), all Options granted under an Award Agreement pursuant to this Plan shall immediately expire and the Participant shall immediately forfeit all Options granted under said Award Agreement.

(iv) in the event that the employment of a Participant is terminated by reason of such Participant’s retirement, any Options which have not vested as of such termination date shall expire and become unexercisable on the earlier of the Option termination date or the date three months after such Participant’s retirement date. All vested and exercisable Options granted under an Award Agreement pursuant to this Plan to such Participant shall expire on the earlier of the Option termination date or the date three months after such Participant’s retirement date.

(v) in the event that the employment of a Participant is terminated for any reasons other than for cause or retirement, death or permanent and total disability, or Change in Control, any Options which have not vested as of such termination date shall expire and become unexercisable on the earlier of the Option termination date or the Participant’s termination date. All vested and exercisable Options as of such Participant’s termination date shall expire on the earlier of the Option termination date or 90 days after termination. A leave of absence approved in writing by the Board shall not be deemed a termination of employment for purposes of this Section 6(f)(v), but no Option may be exercised during any such leave of absence.

(g) The provisions of this Section 6(g) shall apply only to a Participant’s Director Awards. Except as otherwise provided in the applicable Award Agreement:

(i) in the event that the Participant’s Service as a Director is terminated for any reason other than death or Change in Control, any Options which have not vested as of such termination date shall expire and become unexercisable on the earlier of the Option termination date or the Participant’s termination date. All vested and exercisable Options as of such Participant’s termination date shall expire on the earlier of the Option termination date or 90 days after termination.

(ii) in the event that the Participant’s service as a Director is terminated by reason of the Participant’s death, any Options granted under the Award Agreement which have not been vested as of the date of death shall immediately expire and shall become unexercisable on such date. All vested and exercisable Options granted under an Award Agreement to the Participant shall be exercisable until the earlier of the Award termination date or the date twelve months after the date of the Participant’s death. Any such vested Options of a deceased Participant may be exercised prior to their termination only by a person or persons to whom such Participant’s Option rights pass by will or by the laws of descent and distribution.

Section 7. Restricted Stock.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock to Participants.

(b) Subject to the Plan-wide Award limit specified in Section 5(a), the maximum number of Shares subject to Restricted Stock Awards shall be Twenty-five Thousand (25,000). This shall be subject to adjustment as provided in Section 5(e).

(c) Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(d) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(e) The provisions of this Section 7(e) shall apply only to a Participant’s Employee Awards of Restricted Stock. Except as otherwise provided in the Award Agreement:

(i) in the event that the employment of the Participant is terminated by reason of death, Disability, or a Participant’s voluntary termination of Service on account of Retirement, any and all remaining restrictions with respect to Shares of Restricted Stock granted to the Participant under Employee Awards shall lapse.

(ii) in the event that the employment of the Participant is terminated by reason of a Participant’s resignation, Involuntary Termination without Cause or Involuntary Termination for Cause (including but not limited to an Involuntary Termination for Cause that occurs after the Participant would otherwise have been eligible for Retirement), all Shares of Restricted Stock or Restricted Stock Units held by the Participant under Employee Awards shall be forfeited as of the date of termination.

(f) The provisions of this Section 7(e) shall apply only to a Participant’s Director Awards of Restricted Stock. Except as otherwise provided in the applicable Award Agreement:

(i) in the event of termination of the Participant’s Service as a director by reason of death or Disability, any and all remaining restrictions with respect to Shares of Restricted Stock granted to the Participant under Director Awards shall lapse.

(ii) in the event of termination of the Participant’s Service as a director for any reason other than death, Disability or Change in Control, all Shares of Restricted Stock held by the Participant under Director Awards shall be forfeited as of the date of termination.

(g) The Committee may in its discretion, when it finds that a waiver would be appropriate, waive in whole or in part any or all restrictions with respect to Shares of Restricted.

Section 8. Stock Appreciation Rights (Settled in Stock).

(a) The Committee is hereby authorized to grant to Participants Stock Appreciation Rights (Settled in Stock) (“SAR”) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards.

(b) Upon exercise of vested Stock Appreciation Rights (Settled in Stock), the following procedure will govern the determination of the number of Shares that settle the exercise of the Award:

(i) The number of SAR’s exercised is multiplied by the dollar amount that the Fair Market Value of a Share of common stock on the date of exercise exceeds the Fair Market Value on the date of grant.

(ii) A portion of the dollar amount calculated in Section 8(b)(i) is withheld for income tax purposes; the amount to be determined by the Committee consistent with federal and state income tax withholding guidelines.

(iii) The dollar amount remaining after the calculation in Section 8(b)(ii) is divided by the Fair Market Value of a Share on the date of exercise to determine the number of Shares delivered to the Participant to settle the exercise of the SAR. Such delivery of Shares will always be denominated in whole shares. The dollar value of any fractional Share resulting from the previous calculations is distributed to the Participant in the form of cash.

(c) The provisions of this Section 8(c) shall apply only to a Participant’s Employee Awards of Stock Appreciation Rights (Settled in Stock). Except as otherwise provided in the Award Agreement for the Stock Appreciation Right (Settled in Stock):

(i) in the event that the employment of a Participant is terminated by reason of the Participant’s death, any SAR’s granted under the Award Agreement which have not been vested as of the date of death shall immediately expire and shall become unexercisable on such date. All vested and exercisable SAR’s granted under an Award Agreement to the Participant shall be exercisable until the earlier of the Award termination date or the date twelve months after the date of the Participant’s death. Any such vested SAR’s of a deceased Participant may be exercised prior to their termination only by a person or persons to whom such Participant’s SAR rights pass by will or by the laws of descent and distribution.

(ii) in the event that the employment of a Participant is terminated by reason of such Participant’s permanent and total disability (as defined under Section 22(E)(3) of the Code), any SAR’s which have not vested as of the date of such Participant’s termination of employment by reasons of permanent or total disability shall immediately expire and shall become unexercisable on such date. All vested and exercisable SAR’s granted under an Award Agreement pursuant to this Plan to such Participant shall be exercisable until the earlier of the SAR termination date or the date twelve months after the date of such Participant’s permanent and total disability.

(iii) in the event that the employment of a Participant is terminated for cause (i.e., fraud, dishonesty or willful misconduct), all SAR’s granted under an Award Agreement pursuant to this Plan shall immediately expire and the Participant shall immediately forfeit all SAR’s granted under said Award Agreement.

(iv) in the event that the employment of a Participant is terminated by reason of such Participant’s retirement, any SAR’s which have not vested as of such termination date shall expire and become unexercisable on the earlier of the SAR termination date or the date three months after such Participant’s retirement date. All vested and exercisable SAR’s granted under an Award Agreement pursuant to this Plan to such Participant shall expire on the earlier of the SAR termination date or the date three months after such Participant’s retirement date.

(v) in the event that the employment of a Participant is terminated for any reasons other than for cause or retirement, death or permanent and total disability, or Change in Control, any SAR’s which have not vested as of such termination date shall expire and become unexercisable on the earlier of the SAR termination date or the Participant’s termination date. All vested and exercisable SAR’s as of such Participant’s termination date shall expire on the earlier of the SAR termination date or 90 days after termination. A leave of absence approved in writing by the Board shall not be deemed a termination of employment for purposes of this Section 8(c)(v), but no SAR may be exercised during any such leave of absence.

(d) The provisions of this Section 8(d) shall apply only to a Participant’s Director Awards. Except as otherwise provided in the applicable Award Agreement:

(i) in the event that the Participant’s Service as a Director is terminated for any reason other than death or Change in Control, any SAR’s which have not vested as of such termination date shall expire and become unexercisable on the earlier of the SAR termination date or the Participant’s termination date. All vested and exercisable SAR’s as of such Participant’s termination date shall expire on the earlier of the SAR termination date or 90 days after termination.

(ii) in the event that the Participant’s service as a director is terminated by reason of the Participant’s death, any SAR’s granted under the Award Agreement which have not been vested as of the date of death shall immediately expire and shall become unexercisable on such date. All vested and exercisable SAR’s granted under an Award Agreement to the Participant shall be exercisable until the earlier of the Award termination date or the date twelve months after the date of the Participant’s death. Any such vested SAR’s of a deceased Participant may be exercised prior to their termination only by a person or persons to whom such Participant’s SAR rights pass by will or by the laws of descent and distribution.

Section 9. General Provisions Applicable To Awards.

(a) Each Award shall be evidenced by a written Award Agreement, the terms of which shall be determined by the Committee.

(b) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(c) Each Award may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award. An Award granted in addition to or in tandem with another Award may be granted either at the same time as or at a different time from the grant of such other Award.

(d) Subject to the terms of the Plan and the applicable Award Agreement, payments or transfers to be made by or to the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, in each case in accordance with rules and procedures established by the Committee and applicable sections of the Internal Revenue Service Code and more specifically Section 409(A).

(e) Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in no event shall the Company or any Affiliate extend credit or loan funds to any Participant in connection with the exercise of an Award. The Company may facilitate a broker-assisted exercise program, in accordance with rules and procedures established by the Committee and applicable sections of the Internal Revenue Service Code and more specifically Section 409(A).

(f) Unless the Committee shall otherwise determine, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution, and each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not preclude forfeiture of an Award in accordance with the terms of the Plan or the applicable Award Agreement.

(g) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

Section 10. Change in Control.

(a) Unless specifically provided to the contrary in any Award Agreement, and notwithstanding any provision herein to the contrary, upon a Change in Control all outstanding Awards shall become fully vested and exercisable, and any restrictions applicable to any outstanding Award shall automatically lapse.

(b) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, in connection with the consummation of a Change in Control, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment equal in value to the Fair Market Value of such canceled Award (which shall equal the Fair Market Value of the Shares or other property or cash underlying the Award, less any exercise price).

Section 11. Amendments And Termination.

(a) Except to the extent expressly prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that:

(i) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply.

(ii) no such amendment or alteration shall increase the number of Shares available for issuance pursuant to Awards under the Plan without shareholder approval.

(iii) no such amendment, alteration, suspension, discontinuation or termination shall be made without the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award previously granted, prospectively or retroactively, without the consent of any affected Participant or holder or beneficiary of an Award, provided, however, that:

(i) no such action shall impair the vested rights of any affected Participant or holder or beneficiary under any Award previously granted under the Plan.

(ii) except as provided in Section 5(e), no such action shall reduce the exercise price, grant price or purchase price of any Award established at the time of grant thereof.

(c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purpose and intent of the Plan and the applicable Award.

Section 12. Miscellaneous.

(a) No employee, director, Participant or other individual shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards and Award Agreements need not be the same with respect to each recipient.

(b) The Committee may delegate to one or more officers or employees of the Company, or a committee of such officers or employees, the authority, subject to such terms and limitations as the Committee shall determine and guidelines set forth in Plan Section 4(a) and Section 11, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any delegation to management shall conform with the requirements of the corporate law of the State of Georgia and with the requirements, if any, of the National Association of Securities Dealers, Inc. or any exchange on which the Company’s Shares may be traded.

(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of income or other taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the Participant except as set forth in the applicable Award Agreement.

(f) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any individual or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, individual or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other individual. To the extent that any individual acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 13. Duration Of The Plan.

No Award shall be granted under the Plan after the Expiration Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to the Expiration Date shall remain exercisable or otherwise extend beyond such Expiration Date in accordance with its terms as set forth in the Award Agreement, and so long as the Award remains exercisable or otherwise continues in effect the Committee shall retain its power and authority to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the Board shall retain its power and authority to amend the Plan.

Section 14. Stock Restriction Agreement.

As a condition to the granting of any Options, Restricted Stock or Stock Appreciation Rights (Settled in Stock) under an Agreement pursuant to the Plan and the subsequent exercise of an Option or SAR or lapse of restrictions on Restricted Stock, the Board may require the Participant to enter into a stock restriction agreement with the Company for the purpose of limiting the sale or other transfer of ownership of Stock acquired by the Participant, except in a case where a Participant may choose to sell a particular number of shares that may be necessary to meet his or her income tax liability resulting from the exercise or lapse of restrictions.

Section 15. Restrictions on Issuance of Shares.

(a) Subject to the limitations set forth herein, the Company shall have the following registration, qualification and stock exchange approval obligations:

(i) In the event that the Company shall deem it necessary to register the Plan and/or the shares of Common Stock and/or the Options and SAR’s under the Securities Act of 1933 or other applicable statutes, any shares of Stock with respect to which an Option or SAR shall have been exercised or a share of Restricted Stock shall have been granted, or to qualify any such shares for exemption from such registration requirements, then the Company shall take such action at its own expense before delivery of such shares; and/or

(ii) In the event the shares of Stock in the Company shall be listed on any national stock exchange at the time of the exercise of an Option or SAR or grant of Restricted Stock under the Plan, then the Company shall make prompt application for such stock exchange’s approval of the listing of such shares on such stock exchange, at the sole expense of the Company.

(b) In no event shall the Company be obligated to agree to any conditions which it deems unacceptable as a prerequisite to obtaining such registration, qualification and/or stock exchange approval. The inability of the Company to obtain from any regulatory agency and/or stock exchange the authorization deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of its Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Stock as to which such requisite authorization shall not have been obtained.

Section 16. Representations and Warranties.

As a condition to the granting and the exercise of any portion of an Option, SAR or Restricted Stock, the Company may require the person receiving or exercising such Award to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulations, including but not limited to a representation and warranty that the Option and/or shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any government agency.

Section 17. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” shall mean any Option, award of Restricted Stock, or Stock Appreciation Right (Settled in Stock) granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which shall be signed by the Company or the Committee and which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the board of directors of the Company.

(e) “Cause” shall mean, except as provided in the applicable Award Agreement, any of the following:

(i) Use of illegal drugs by the Participant;

(ii) Any material breach by the Participant of any covenant causing material injury to the Company or Affiliate to the business reputation of the Company or Affiliate;

(iii) Any willful act or omission of the Participant which is injurious to the Company or Affiliate or to the business reputation of the Company or Affiliate;

(iv) The dishonesty, fraud, malfeasance, negligence or misconduct of the Participant;

(v) The conviction of, or entry of a plea of guilty or no contest to, a felony or crime involving moral turpitude by the Participant;

(vi) Failure of the Participant to materially comply with the policies of the Company and its Affiliates;

(vii) The continued failure of the Participant to perform substantially the Participant’s duties with the Company and its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Company which specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties.

(viii) Failure of the Participant to materially follow lawful instructions of the Board.

(f) Unless otherwise provided in the applicable Award Agreement, a “Change in Control” occurs upon either:

(i) the dissolution or liquidation of the Company or the Bank; or

(ii) a reorganization, merger or consolidation of the Company or the Bank with one or more corporations as a result of which the Company or the Bank goes out of existence or becomes a subsidiary of another corporation; or

(iii) a sale of substantially all the property or more than twenty-five percent (25%) of the outstanding Shares of the Company or the Bank to another entity or person. For purposes of this Section 17(f), “Person” means any individual, firm, corporation, partnership, limited liability company, trust or other entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, and any successor (by merger or otherwise) of such entity.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Company” shall mean McIntosh Bancshares, Inc.

(i) “Director Awards” shall mean Awards granted to the Participant in connection with or on account of his Service as a member of the board of directors of the Company or an Affiliate. Awards granted to the Participant in connection with or on account of Service as an employee of the Company or an Affiliate shall not be considered Director Awards for purposes of the Plan.

(j) “Disability” shall mean, in the case of an Employee Award and unless otherwise expressly provided in the applicable Award Agreement, a physical or mental condition that qualifies as a disability under Section 22(e)(3) of the Code.

(k) “Employee Awards” shall mean Awards granted to the Participant in connection with or on account of his Service as an employee of the Company or an Affiliate. Awards granted to the Participant in connection with or on account of Service as a member of the board of directors of the Company or an Affiliate shall not be considered Employee Awards for purposes of the Plan.

(l) “Expiration Date” shall mean the tenth anniversary of the Plan’s effective date determined pursuant to Section 2.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property as determined by the Committee.

(n) “Incentive Stock Option” shall mean an Employee Award in the form of an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code.

(o) “Involuntary Termination” shall mean a Company-initiated (or Affiliate-initiated) termination of a Participant’s Service as an employee.

(p) “Non-Qualified Stock Option” shall mean an Award in the form of an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(q) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Participant” shall mean an individual granted an Award under the Plan.

(s) “Plan” shall mean this 2006 Stock Compensation Plan for Directors and Employees.

(t) “Restricted Stock” shall mean any Share granted under Section 7.

(u) “Retirement” shall mean, except as expressly provided in the Award Agreement, the Participant’s voluntary termination of Service as an employee after attaining age 65.

(v) “Service” shall mean employment as an employee (including an officer) of the Company or an Affiliate, or service as a member of the board of directors of the Company or an Affiliate.

(w) “Shares” shall mean shares of the common stock of the Company, $2.50 par value.

(x) “Stock Appreciation Right (Settled in Stock)” or “SAR” shall mean an Award pursuant to Section 8 that provides for an amount payable in Shares, cash or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a Share on the day the Award is exercised over the Fair Market Value of a Share on the date of the Award, and designed so as to be exempt from Internal Revenue Service Code Section 409A.

IN WITNESS WHEREOF, pursuant to the due authorization and adoption of the Plan by the Board on April 4, 2006, the Company has caused the Plan to be duly executed by its duly authorized officers this 18th day of May, 2006.

MCINTOSH BANCSHARES, INC.

BY:	/s/ William K. Malone
CHIEF EXECUTIVE OFFICER

ATTEST:	/s/ James P. Doyle
SECRETARY